                                                                EXHIBIT 4.1

                            BRE PROPERTIES, INC.

                        FIRST SUPPLEMENTAL INDENTURE


        THE FIRST SUPPLEMENTAL INDENTURE (this "Supplement") is entered into as of the 23rd day of April, 1998 between BRE Properties, Inc., a Maryland corporation (the "Company"), and Chase Manhattan Bank and Trust Company, National Association, a national trust bank organized and existing under the laws of the United States of America (the "Trustee"), as successor trustee under that certain Indenture, dated as of June 23, 1997, between the Company and the Trustee (the "Indenture").


                                  RECITALS

        WHEREAS, pursuant to Section 901(9) of the Indenture, the Indenture may be amended or supplemented in order to cure an ambiguity, defect or inconsistency;

        WHEREAS, pursuant to Section 901 of the Indenture, the Board of Directors of the Company has authorized this Supplement, and the Secretary of the Company has certified the resolutions adopted by the Board of Directors authorizing this Supplement, in each case, in the form attached hereto as Exhibit A; and

        WHEREAS, pursuant to Section 903 of the Indenture, counsel to the Company has delivered an Opinion of Counsel to the Trustee stating that the execution of this Supplement is authorized or permitted by the Indenture, in the form attached hereto as Exhibit B.

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree for the equal and proportionate benefit of all Holders of Debt Securities as follows:

                    TERMS OF FIRST SUPPLEMENTAL INDENTURE

        1.  Definitions. Capitalized terms used but not defined herein shall
            -----------
have the meanings ascribed thereto in the Indenture.

        2.  Amendment. The Indenture is hereby amended, effective as of the
            ---------
date hereof by amending the definition of the term "Subsidiary" set forth in
Section 101 of the Indenture by deleting, in clause (ii) of such definition, the word "other".

        3.  No Other Amendments. Except as set forth in Section 2 hereof,
            -------------------
nothing contained herein shall be deemed or construed to relieve any party to the Indenture of its obligations thereunder as in effect immediately prior to the effectiveness of this Supplement or to impair any of such obligations in any way and, except to the extent the Indenture is amended hereby, the Indenture shall remain in full force and effect and each of the parties hereto hereby confirms all of the terms and provisions of the Indenture as amended hereby.

        4.  Governing Law. This Supplement and the Indenture shall be governed
            -------------
by and construed in accordance with the law of the State of New York. This Supplement and the Indenture are subject to the provisions of the TIA that are required to be part of this Supplement and the Indenture and shall, to the extent applicable, be governed by such provisions.

        5.  Counterparts. This Supplement may be executed in any number of
            ------------
counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.



                          [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                 BRE PROPERTIES, INC.

                                 By:  /s/ Frank C. McDowell
                                      ---------------------------
                                 Name:   Frank C. McDowell
                                 Title:  President and Chief Executive Officer

Attest:
------

By:  /s/ LeRoy E. Carlson
     -------------------------
Name:  LeRoy E. Carlson
Title: Executive Vice President, Chief Financial
Officer and Secretary


                                CHASE MANHATTAN BANK AND TRUST
                                COMPANY, NATIONAL ASSOCIATION

                                By:   /s/ Cecil D. Bobey
                                    -------------------------
                                Name:  Cecil D. Bobey
                                Title: Assistant Vice President

Attest:
------

By:  /s/ Hans H. Helley
    ------------------------
Name: Hans S. Helley
Title:  Assistant Vice President

[SEAL]